                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch World Income Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective
Amendment No. 10 to Registration Statement No. 33-42681 of our report dated February 22, 1999 appearing in the annual report to shareholders of Merrill Lynch World Income Fund, Inc. for the year ended December 31, 1998, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Princeton, New Jersey
April 22, 1999